Exhibit 4.5

AMENDMENT TO REGISTRATION
                             RIGHTS AGREEMENT


     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is dated as of
January 20, 1998, and is by and among DENBURY RESOURCES INC., a Canadian corporation (the "Company"), TPG PARTNERS, L.P., a Delaware limited partnership ("TPG"), and TPG PARALLEL I, L.P., a Delaware limited partnership ("Parallel").

                            W I T N E S S E T H

     WHEREAS, the Company, TPG and Parallel are parties to that certain Registration Rights Agreement effective as of December 21, 1995 (the "Registration Rights Agreement");

     WHEREAS, the Company and TPG are parties to that certain Stock Purchase Agreement dated as of January 20, 1998 (the "Stock Purchase Agreement"), whereby TPG has agreed to purchase $5,000,000 of the Company's Common Shares (the "Shares"); and

     WHEREAS, the parties desire to amend herein the Registration Rights Agreement so that the benefits accruing to TPG and Parallel thereunder shall likewise apply to the Shares to be purchased pursuant to the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1. Section 1(i) of the Registration Rights Agreement hereby is amended in its entirety to read as follow:

          (i) "Subject Common Shares" means the Common Shares to be acquired pursuant to the Securities Purchase Agreement, the Common Shares issuable upon exercise of the Warrants and upon conversion of the Series A Preferred Shares distributed in respect of such Subject Common Shares, any equity security into which the original Subject Common Shares are converted, and the Common Shares to be acquired pursuant to those two certain Stock Purchase Agreements dated as of October 2, 1996, and January 20, 1998, by and between the Company and TPG.

     2. Except as amended hereby, the Registration Rights Agreement remains in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to
Registration Rights Agreement effective as of the date first above written.

                         DENBURY RESOURCES INC.

                         By: _______________________________________
                              Phil Rykhoek, Chief Financial Officer


                         TPG PARTNERS, L.P.

                         By:  TPG GenPar, L.P., its general partner

                              By: TPG Advisors, Inc., its general partner

                                   By: ___________________________
                                         James O'Brien, Vice President

                         TPG PARALLEL I, L.P.

                         By:  TPG GenPar, L.P., its general partner

                              By: TPG Advisors, Inc., its general partner

                                   By: ___________________________
                                         James O'Brien, Vice President